EXHIBIT 99.1

BIOCEPT, INC. AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors: July 31, 2013
Approved by the Stockholders: August 6, 2013
Amended and Restated by the Board of Directors: April 28, 2015
Approved by the Stockholders: June 16, 2015
Amended by the Board: July 25, 2016

Amended by the Board: March 27, 2017

Approved by the Stockholders: May 2, 2017

Amended by the Board: May 7, 2018

Approved by the Stockholders: June 28, 2018

Amended by the Board: March 25, 2019

Approved by the Stockholders: June 17, 2019

Amended by the Board: March 30, 2020

Approved by the Stockholders: June 5, 2020

Amended by the Board: December 1, 2020

1.General.

1.

Plan History.  The name of this plan is the Biocept, Inc. 2013 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).  The Plan was originally adopted by the Board and stockholders of the Company on July 31, 2013 and August 6, 2013, respectively.  The Plan was amended and restated effective June 16, 2015, the date the amendment and restatement of the Plan was approved by the Company’s stockholders at the Company’s 2015 Annual Meeting (the "Initial Amendment and Restatement Effective Date"). The Plan was further amended and restated effective May 2, 2017, the date the amendment and restatement of the Plan was approved by the Company’s stockholders at the Company’s 2017 Annual Meeting. The Plan was further amended and restated effective May 7, 2018 by the Company’s Board of Directors, contingent on approval by the Company’s stockholders at the Company’s 2018 Annual Meeting on June 28, 2018 (the "Amendment and Restatement Effective Date"). As of the Initial Amendment and Restatement Effective Date, the Plan became the successor to and continuation of the Biocept, Inc. 2007 Equity Incentive Plan (the “2007 Plan”).  From and after the Initial Amendment and Restatement Effective Date, no additional stock awards will be granted under the 2007 Plan, however outstanding stock awards granted under the 2007 Plan will remain subject to the terms of the 2007 Plan.  Any shares of Common Stock that would otherwise remain available for future grants of stock awards under the 2007 Plan as of the Initial Amendment and Restatement Effective Date (the “2007 Plan Available Reserve”) will cease to be available under the 2007 Plan at such time and will be added to the Share Reserve (as further described in Section 4.1 below) and be immediately available for grants and issuance pursuant to Awards hereunder.  In addition, from and after the Initial Amendment and Restatement Effective Date, any shares subject, at such time, to outstanding stock awards that were granted under the 2007 Plan (the "2007 Plan Awards") will be added to the Share Reserve at such time and to the extent described in Section 4.1 and 4.3 below.

2.

General Purpose. The purposes of the Plan are to (a) enable the Company to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; (c) promote the success of the Company’s business; and (d) with respect to Inducement Awards, provide an inducement material for certain individuals to enter into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

3.

Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors.  Notwithstanding the foregoing, the only persons eligible to receive grants of Inducement Awards under this Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1. A person who previously served as an Employee or Director will not be eligible to receive Inducement Awards under the Plan, other than following a bona fide period of non-employment.

4.

Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards and (e) Performance Compensation Awards.  Notwithstanding the foregoing, Inducement Awards that may be granted under the Plan may include: (i) Non-qualified Stock Options, (ii) Stock Appreciation Rights, and (iii) Restricted Awards.

2.Definitions.

“2007 Plan Available Reserve” means the shares of Common Stock that remain available for future grants of stock awards under the 2007 Plan as of the Initial Amendment and Restatement Effective Date.

“2007 Plan Award” means a stock award that was granted under the 2007 Plan and that is outstanding as of the Initial Amendment and Restatement Effective Date.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Amendment and Restatement Effective Date” means June 28, 2018, the date the amendments and restatements to the Plan of May 7, 2018 are subject to approval by the Company’s stockholders at the Company’s 2018 Annual Meeting.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any securities exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of any length of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, with respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) If no such agreement exists, or if such agreement does not define Cause: (i) the conviction of or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) the commission of a felony or a crime involving moral turpitude for which charges have been filed or the circumstances of which are such that, if sufficient admissible evidence of guilt were available to prosecuting authorities, such authorities would typically elect to prosecute the alleged offender given all the circumstances; (iii) the commission of any other material act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate; (iv) conduct that results in or would reasonably be expected or intended to result in material harm to the reputation or business of the Company or any of its Affiliates; (v) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (vi) material violation of state or federal securities laws. For this purpose, a first offense of drunk driving shall be deemed not to involve moral turpitude.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to the existence of and whether a Participant has been discharged for Cause.

“Change in Control” means: (a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board; (c) The date which is 10 business days before the consummation of a complete liquidation or dissolution of the Company; (d) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition, or (B) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (e) The consummation of a reorganization, merger, (whether or not the approval of the Company’s stockholders is required for such merger), consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately before the Business Combination; (ii) no Person (other than Claire Reiss or her Affiliates or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. Notwithstanding the foregoing, a transaction or event shall not constitute a Change in Control if it does not qualify as a change in control event within the meaning of Section 409A and such failure to qualify would, in the circumstances, cause a Section 409A problem.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3, Section 3.4 and Section 4.5.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Biocept, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is not otherwise any interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A, termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or such Award providing for the payment of any amounts or benefits that may be considered nonqualified deferred compensation under Section 409A upon or following a termination of service unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Plan or such Award, references to a “termination,” “termination of service” or like terms shall mean such a separation from service (determined in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations). For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be conclusively determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 14.11.

“Effective Date” shall mean the date on which this Plan was originally adopted by the Board, which was July 31, 2013.

“Employee” means any person, not excluding a person who is also an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any US national securities exchange, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock on any US national securities exchange, the Fair Market Value shall be determined (as of the close of business on the date in question) in good faith by the Committee in a manner consistent with the valuation principles of Section 409A and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means: (a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; (b) If no such agreement exists or if such agreement does not define Good Reason, the definition of Good Reason set forth in the Employee or Consultant's Award Agreement; or (c) If the applicable Award Agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided, if ever, by the Participant within 40 days after the Participant’s knowledge of the applicable circumstances; if the Participant does not timely deliver such notice, it shall be conclusively deemed that Good Reason is not present): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary; or (iii) an involuntary geographical relocation of the Participant’s principal office location by more than 50 miles. In no event shall a Participant’s resignation be deemed to be with Good Reason (in relation to any particular circumstances alleged to constitute Good Reason) for purposes of this Plan or any Award Agreement unless the effective date of the Participant’s resignation is before the earlier of

100 days after the Participant’s knowledge of the applicable circumstances or 20 days after the 30-day remedy period described in the preceding sentence (if applicable) has expired without the circumstances being remedied.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option designated as and intended to qualify as, and qualifying as, an incentive stock option within the meaning of Section 422 of the Code.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director after the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall ever be an Incumbent Director.

“Inducement Award” means an Award, other than (i) an Incentive Stock Option or (ii) a Performance Compensation Award, that is granted pursuant to Section 4.5 of the Plan.

“Inducement Award Rules” means Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1.

“Inducement Shares” shall have the meaning set forth in Section 4.5.

“Initial Amendment and Restatement Effective Date” means June 16, 2015, the date the Plan was amended and restated by the Company’s stockholders at the Company’s 2015 Annual Meeting.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.3(d)(iv) of the Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms or under the circumstances of its grant does not qualify or is not intended to qualify as an Incentive Stock Option. Without limitation, to the extent that any Option designated as an Incentive Stock Option fails at any time, in whole or in part, to qualify as an Incentive Stock Option, it shall to that extent constitute a Non-qualified Stock Option.

“Officer” means a person who is an officer of the Company within the meaning and purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who properly holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, any other person who properly holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.3 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or of an Affiliate, division, business unit or operational unit of the Company) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, stock price growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) regulatory milestones; (w) scientific milestones; (x) customer acquisition; (y) completion of partnering agreement; (z) workforce retention; (aa) completion of acquisitions or business expansion; and (bb) individual business objectives.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No.30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Person” means any individual, entity, trust, partnership, organization, association, or (within the meaning of Section 13(d)(3) of the Exchange Act and the rules thereunder) group.

“Permitted Transferee” means: (a) a member of the Optionholder’s or other Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s or other Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder or other Participant) control the management of assets, and any other entity in which these persons (or the Optionholder or other Participant) own more than 50% of the voting interests; and (b) such other transferees as may be permitted by the Committee in its sole discretion so long as the Participant receives no consideration in connection with such transfer.

“Plan” means this Biocept, Inc. 2013 Equity Incentive Plan, as amended from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” has the meaning set forth in Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Section 409A” means Section 409A of the Code, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

“Vested Unit” has the meaning set forth in Section 7.2(e).

3.Administration.

1.

Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. (Notwithstanding references herein to the “Committee” and notwithstanding any prior delegation, if the Board generally or in an instance takes action with regard to administration of the Plan, the references herein to the authority or discretion of the Committee shall be read as, for the purpose of such action generally or in such instance (as the case may be), the authority or discretion of the Board.) Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and subject to the Inducement Award Rules (where applicable), and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

1.	to construe and interpret the Plan and apply its provisions;
2.	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
3.	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
4.

to delegate (to the extent allowed under Delaware General Corporation Law Section 157 or other Applicable Laws) its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

5.	to determine when Awards are to be granted under the Plan and the applicable Grant Date;
6.	from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
7.	to determine the number of shares of Common Stock to be made subject to each Award;

8.	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
9.	to determine whether each Restricted Award is to be an Award of Restricted Stock or of Restricted Stock Units;
10.

to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

11.	to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;
12.	to determine the identity or capacity of any persons who may be entitled to receive anything under or exercise a Participant’s rights under any Award Agreement;
13.

to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent (and it being understood that these principles shall apply to any modification of the purchase price or the exercise price of any outstanding Award, provided that the Committee will not have the authority to (1) reduce the exercise, purchase or strike price of any outstanding Option or Stock Appreciation Right under the Plan, or (2) cancel any outstanding Option or Stock Appreciation Right that has an exercise price or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Awards under the Plan or otherwise, unless the stockholders of the Company have approved such an action within 12 months prior to such an event;

14.	to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan;
15.

to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments (in accordance with Sections 11 and 12 of the Plan);

16.

to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

17.	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
2.	Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.
3.

Delegation. Subject to the Inducement Award Rules with respect to Inducement Awards, the Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. This Section 3.3 is not in derogation of Section 3.1(d).

4.

Committee Composition. Subject to the Inducement Award Rules with respect to Inducement Awards, and except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors and who also meet the independence requirements (if any) under the then applicable rules, regulations, listing requirements or listing maintenance requirements adopted by the principal national securities exchange on which the Common Stock is then listed. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors. This Section 3.4 is not in derogation of Section 3.1(d).

5.

Indemnification. Service on the Committee is a form of service in the capacity of a member of the Board. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee members shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee members may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee members in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member(s) did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee member(s) shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

6.	Exculpation. No Director, Committee member or Employee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.

4.Shares Subject to the Plan.

1.

Share Reserve.  Subject to Sections 4.4, 4.5 and 11, the aggregate number of shares of Common Stock that may be available for issuance pursuant to Awards from and after the Initial Amendment and Restatement Effective Date will not exceed 1,036,409 shares, which is the sum of (1) 730,000 new shares of Common Stock, plus (2) the number of shares of Common Stock previously authorized by the Company stockholders (i) that remain available for issuance for future Award grants under Plan as of immediately prior to the Initial Amendment and Restatement Effective Date

and (ii) that consist of the 2007 Plan Available Reserve plus (3) any shares underlying outstanding Awards under the Plan and 2007 Plan Awards that on or after the Amendment and Restatement Effective Date become available for issuance under the Plan again pursuant to Section 4.3 below shall be available for the grant of Awards under the Plan (such aggregate number of shares described in (1) through (3) the "Share Reserve," which number reflects the reverse stock split approved by our stockholders and effective on September 4, 2020).  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, or shares reacquired by the Company in any manner.

2.	Limitations.
1.

Subject to the Share Reserve and adjustment in accordance with Section 11, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 1,036,409 (which number reflects the reverse stock split approved by our stockholders and effective on September 4, 2020) shares of Common Stock.

3.

Reversion of Shares to the Share Reserve.  Any shares of Common Stock subject to an Award or a 2007 Plan Award that is canceled, forfeited or expires before exercise or realization, either in full or in part, shall to that extent again become available for issuance under the Plan. (For this purpose, repurchase of Restrict Stock at a nominal repurchase price is deemed a forfeiture.) Notwithstanding anything to the contrary contained herein: shares subject to an Award or a 2007 Plan Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares used to satisfy the exercise or purchase price of such Award or 2007 Plan Award, including shares used to effect a “net exercise,” in payment of an Option exercise price requirement, (b) shares delivered to or withheld by the Company to satisfy any tax withholding obligation in connection with an Award or a 2007 Plan Award, (c) shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the Award, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a stock Award or a 2007 Plan Award.

4.

Minimum Vesting Requirements.  Excluding, for this purpose, any (i) substitute awards, (ii) awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) Inducement Awards, no Option or Stock Appreciation Right and, effective for Awards granted on or after June 5, 2020 no other Award (including an Award that is a Performance Compensation Award or otherwise subject to vesting based on performance goals) will vest until at least twelve months following the date of grant of such Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 4.1 and excluding the Inducement Shares) may be subject to Awards (including Awards that are Performance Compensation Awards or otherwise subject to vesting based on performance goals) that do not meet such vesting requirements and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a change in control, in the terms of the Award or otherwise.

5.

Inducement Share Pool and Inducement Award Rules.  Subject to adjustment in accordance with Section 11, an additional 751,111 shares of Common Stock (which number reflects the reverse stock split approved by our stockholders and effective on August 17, 2018 and the reverse stock split approved by our stockholders and effective on September 4, 2020) shall be reserved under the Plan, exclusively for the grant of Inducement Awards in compliance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Shares”).  The Inducement Shares that may be awarded under this Section 4.5 shall be in addition to and shall not reduce the shares available for issuance under Section 4.1 of the

Plan. The following rules and restrictions shall apply to any Inducement Award granted pursuant to the Plan:
1.

An Inducement Award may be granted only to an Employee who has not previously been an Employee or a Director of the Company or an Affiliate, except following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules and the Inducement Award Rules.

2.

All such Inducement Awards must be granted by a majority of the Company’s “Independent Directors” (as such term is defined in Nasdaq Listing Rule 5605(a)(2)) or the Company’s compensation committee, provided such committee is comprised solely of Independent Directors, in each case in accordance with Nasdaq Listing Rule 5635(c)(4) and the Inducement Award Rules.

3.

The Inducement Shares underlying any Inducement Awards shall be subject to the same share counting provisions as described in Section 4.3, except that such Inducement Shares shall count against, or shall be added back to, the reserve of Inducement Shares available for grant under this Section 4.5, and shall not count against, or be added back to, the Shares available for issuance under Section 4.1 of the Plan.

4.	The limits in Section 4.2 will not apply to Inducement Awards.

5.Eligibility.

1.	Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

2.Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option (or other Award) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or other Award) do not satisfy the requirements of Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

1.

Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders and a requirement that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date, the term of an Incentive Stock Option granted under the Plan shall be determined by the Committee. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

2.

Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value on the Grant Date of the Common Stock subject to the

Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code and Section 409A.

3.

Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value on the Grant Date of the Common Stock subject to the Option. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A.

4.

Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by bank check on the day the Option is exercised or (b) in the discretion (exercised either generally or only for the particular instance) of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid on the day the Option is exercised: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” same-day-sale exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is (with Committee approval) paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any time the Common Stock is publicly traded an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

5.

Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders under Applicable Laws and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.

Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon approval by the Committee to the extent provided in the Award Agreement. No such transfer which is a “prohibited transfer for value” (within the meaning of the General Instructions to Securities Act Form S-8) shall be allowed. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders under Applicable Laws and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

7.

Vesting of Options. Subject to Section 4.4, each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate and in accordance with Section 4.4. The vesting provisions of individual Options may vary.
8.

Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

9.

Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

10.

Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

11.

Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

12.

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

13.	Fractions. No Option may be exercised for a fraction of a share of Common Stock.

7.Provisions of Awards Other Than Options.

1.	Stock Appreciation Rights.

1.

General.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions (including as to transferability and ability to be pledged or otherwise encumbered) not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

2.

Grant Requirements.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

3.

Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of its Grant Date.

4.

Vesting of Stock Appreciation Rights.  Subject to Section 4.4, each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate in accordance with Section 4.4. The vesting provisions of individual Stock Appreciation Rights may vary.

5.

Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made as of and as soon as practicable after the date of exercise. Payment shall be made in the form of shares of Common Stock, cash or a combination thereof, as determined by the Committee. The Award Agreement may, in the Committee’s discretion, provide that a Stock Appreciation Right shall be paid out immediately upon it vesting; and in such case “exercise” shall be deemed to occur automatically upon vesting.

6.

Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. However, a Stock Appreciation Right may be granted with an exercise price lower than that set forth in the preceding sentence if such Stock Appreciation Right is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Section 409A. A Related Right granted simultaneously with or after the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

7.

Reduction in the Underlying Option Shares.  Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8.	Fractions. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.
2.	Restricted Awards.
1.

General.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement, and shall be voided if the Award Agreement is not executed and delivered by the Participant within 30 days after the Grant Date. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

2.	Restricted Stock and Restricted Stock Units
1.

Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. The consideration for Restricted Stock shall be, as determined by the Committee in its discretion and set forth in the Restricted Award, given in the form of cash, past services rendered to the Company or its Affiliate, and/or (if allowed by Applicable Laws) services to be rendered to the Company or its Affiliate during the Restricted Period.

2.	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a

Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

3.	Restrictions
1.

Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

1.

If applicable state law requires a Participant to pay to the Company in cash at least the par value per share of Restricted Stock in connection with purchase of the Restricted Stock, the Participant shall pay to the Company in cash an amount equal to the par value per share times the number of shares of Restricted Stock; and all reference herein to forfeiture of Restricted Stock shall instead be read as references to repurchase of such Restricted Stock for a cash amount equal to such par value per share times the number of shares so repurchased. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the Award Agreement.

2.

Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions (including as to transferability and ability to be pledge or otherwise encumbered) as may be set forth in the applicable Award Agreement. No transfer which is a “prohibited transfer for value” (within the meaning of the General Instructions to Securities Act Form S-8) shall be allowed.

3.

Subject to the provisions of the Plan, including Section 12, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

4.

Restricted Period.  Subject to Section 4.4, with respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end or lapse at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

5.

Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable

Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall as soon as practicable deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall as soon as practicable deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

6.

Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s Restricted Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Restricted Stock and (ii) such escrow arrangements as the Committee shall deem appropriate.

3.	Performance Compensation Awards.
1.

Eligibility.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.3. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

2.

Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, subject to Section 4.4, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. The Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3(c) and record the same in writing.

3.	Payment of Performance Compensation Awards

1.

Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

2.

Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

3.

Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.3(d)(iv) hereof, if and when it deems appropriate.

4.

Use of Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 7.3(d)(vi) of the Plan.

5.

Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.3 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

8.Show-Stopper Conditions.

1.

Securities Law Compliance. Each Award Agreement shall provide (and such provision shall control over any other provision of the Plan or the Award Agreement which would be to the contrary) that no shares of Common Stock shall be purchased, sold, issued or delivered thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

2.

Withholding Obligations. Each Award Agreement shall provide (and such provision shall control over any other provision of the Plan or the Award Agreement which would be to the contrary) that no shares of Common Stock shall be purchased, sold, issued or delivered thereunder unless and until any then Applicable Laws for the payment of employee-side withholding taxes in connection therewith have been satisfied by (a) a cash payment by the Participant to the Company of 100% of such amount, or (b) as may be allowed by the following sentence. To the extent (if any) provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy the preceding sentence’s requirement for payment of any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (if so expressly allowed) or by a combination of such means expressly allowed, in any event totaling in value 100% of such amount: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Participant, provided both the Company and the Participant actually and reasonably believe cash compensation sufficiently large will become payable to the Participant within 45 days; (b) tendering a cash payment; (c) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by Applicable Law; or (d) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Common Stock so withheld or delivered would be valued at its Fair Market Value as of the date of measurement of the amount of income subject to withholding.

9.Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.Miscellaneous.

1.

Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest (or restrictions lapse), notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest (or restrictions lapse); provided that if such action is taken in connection with a Change in Control, such action shall be made only in accordance with the provisions of Sections 11 and 12.

2.

Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

3.

No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted (or in any other capacity) or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant, in either case with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or Applicable Laws.

4.

Freedom to Approve Acquisitions, Etc. The grant of Awards shall in no way affect the right of the Company to effect a Change in Control or a Business Combination or to otherwise adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets; the Board and the Company shall incur no liability to Participants by approving or effecting such a transaction.

5.

Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment or of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the express written terms of the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A if the applicable Award is subject thereto.

11.Adjustments upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger by which the Company is (either by direct merger or reverse triangular merger) acquired, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 (including Sections 4.1 and 4.5), the maximum number of shares of Common Stock which can be issued pursuant to Incentive Stock Options stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.3(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve as near as may be (but not to increase) the economic intent of such Award consistent with the purpose of such transaction. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall, in the case of Incentive Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. By way of example, and without limitation: if the Company is acquired by merger for cash, all Options exercisable after such merger shall entitle the Optionholder to receive, upon exercise, cash (equal to the per-share cash merger price) and nothing else.

12.Effect of Change in Control.

1.	Double Trigger: Foreshortening. Notwithstanding any provision of the Plan to the contrary:
1.

In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason (but excluding termination as a result of resignation in the absence of Good Reason) during the 10-day period before a Change in Control or during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

2.

With respect to Performance Compensation Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

2.

Acceleration and Termination. In addition, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Awards or substitute similar stock awards for such outstanding Awards, then the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, accelerate the vesting (and exercisability, as applicable) of outstanding Awards in full or in part to a date prior to the effective time of the Change in Control and, to the extent not exercised (if applicable) at or prior to the effective time of the Change in Control,  cancel all outstanding Awards upon or immediately before the Change in Control (but subject to the condition that the Change in Control actually occur) and pay to the holders of such cancelled Awards, in cash or stock, or any combination thereof, the value of such Awards (including, at the discretion of the Committee, any unvested portion of the Award) immediately prior to cancellation based upon the value per share of Common Stock received or to be received or deemed received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

3.

Variations. The Committee may in its discretion treat differently any Awards or Participants in connection with a Change in Control, either in the terms of the initial Award Agreements or in any actions taken by the Committee after the Grant Date.

4.

Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.Amendment of the Plan and Awards.

1.

Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval. All provided, that that if the only Applicable Law which stockholder approval is necessary to satisfy pertains to Incentive Stock Options but not to any other Awards, such amendment shall be effective immediately as to all types of Awards other than Incentive Stock Options upon Board approval; but shall additionally become effective as to Incentive Stock Options upon stockholder approval and not before.

2.	Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
3.

Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

4.

No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

5.

Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.General Provisions.

1.

Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are valid under Applicable Laws and are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is or is intended to be detrimental to the business or reputation of the Company and/or its Affiliates.

2.

Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or securities exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or securities exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or securities exchange listing requirement).

3.

Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

4.

Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

5.

Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

6.

Benefits Not Alienable. Other than as provided above or in an Award Agreement, benefits under this Plan or the Award Agreement may not be sold, assigned, transferred or otherwise disposed of or alienated, whether voluntarily or involuntarily, nor be pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

7.

Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 20 days shall be considered a reasonable period of time.

8.

No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

9.

Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

10.

Section 409A. (a) The Plan is intended to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan or any Award Agreement that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan or any Award Agreement during the six month period immediately following the Participant’s termination of Continuous Service shall instead be paid in one lump sum on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).

1.

Unless the Committee expresses a conscious and knowing intention to the contrary in the particular instance, all Award Agreements shall be deemed to be intended either to be exempt from the application of or to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, each Award Agreement shall be interpreted and administered and each action of the Committee with respect thereto shall be interpreted such that grant, payment, settlement or deferral will not be subject to a penalty, tax or interest applicable under or as a result of Section 409A.

2.

Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to, or obligation to indemnify or reimburse, any Participant for such tax or penalty.

11.

Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

12.

Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, so as not to become subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.	[Reserved.]
14.	Expenses. The costs of administering the Plan shall be paid by the Company.

15.

Annual Reports. During the term of this Plan, to the extent required by Applicable Law the Company shall furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

16.

Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.	Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
18.

Non-Uniform Treatment. The Committee’s determinations under the Plan and in connection with any respective Award Agreements need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

16.Termination or Suspension of the Plan. The Committee may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of May 7, 2018, the date the Plan, as amended and restated, was adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Awards granted prior to any suspension or termination may extend beyond such suspension or termination.

17.Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

FORM OF NOTICE OF STOCK OPTION GRANT

You have been granted an option (the "Option") to purchase Common Stock of Biocept, Inc. (the “Company”) under the Company’s 2013 Amended and Restated Equity Incentive Plan, as follows:

Optionee:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Expiration Date:

Type of Grant:	☐ Incentive Stock Option ☐ Nonstatutory Stock Option
Vesting Schedule:

________ of the shares shall vest and be exercisable on the Vesting Commencement Date; thereafter ________ of the total shares shall, provided that you remain in Continuous Service through the respective installment dates, vest and become exercisable in equal monthly installments over the next ________ years so that the option would be 100% vested on the ________ anniversary of the Vesting Commencement Date.  Notwithstanding the foregoing, the Option is subject to potential accelerated vesting as set forth in Section 12.1 of the Plan.

[ADD IF APPLICABLE: In addition, if during the term of this Options there is a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue this Option or substitute similar stock awards for this Option, then provided that you are still in Continuous Service as of immediately prior to such Change in Control, any not-yet-vested shares shall subject to this Option vest and become exercisable immediately prior to such  Change in Control.]

Termination Period:

To the extent allowed by Section 5 of the Stock Option Agreement and not otherwise (and in no event later than the Expiration Date), this Option may still be exercised for three months after termination of Optionee’s Continuous Service or for such other time period as called for by such Section 5 for a particular scenario. Optionee is responsible for keeping track of the applicable exercise period, if any, following termination for any reason of his or her Continuous Service. The Company will not provide further notice of such exercise period, if any.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2013 Amended and Restated Equity Incentive Plan and the Stock Option Agreement, both of which are attached and made a part of this document. Accordingly, separate execution and delivery of the Stock Option Agreement is not required.

In addition, you agree and acknowledge that your rights to any shares underlying the Option will be earned only as you provide Continuous Services  over time, that the grant of the Option is not as consideration for services you rendered to the Company before your Vesting Commencement Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause.

The per share “Exercise Price” is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

Optionee	Biocept, Inc. By: Name: Title:
Attachments:	Stock Option Agreement, Exercise Notice and Stock Purchase Agreement, 2013 Amended and Restated Equity Incentive Plan

Biocept, Inc.

2013 Amended and Restated Equity Incentive Plan

FORM OF STOCK OPTION AGREEMENT

1.Grant of Option.  Biocept, Inc., a Delaware corporation (the “Company”), hereby grants to __________________ (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Company’s 2013 Amended and Restated Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan or in the Notice.

2.Designation of Option.  This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent the Option does not qualify as an Incentive Stock Option under Applicable Laws, then it is intended to be and will be treated as a Nonstatutory Stock Option. “Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options or other Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Affiliate, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 6.12 of the Plan.

3.Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of the Plan, including Section 6 thereof, and of this Agreement, including Section 5 hereof, as follows:

(a)Right to Exercise.

(i)This Option may not be exercised for a fraction of a share.

(ii)In the event of Optionee’s death, disability or other termination of Continuous Service, the exercisability of the Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii)In no event may this Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(b)Method of Exercise.

(i)This Option shall be exercisable by execution and delivery of the Exercise Notice and Stock Purchase Agreement attached hereto as Exhibit A (the “Exercise Agreement”) or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

(ii)As a condition to the exercise of this Option and as further set forth in Section 8.2 of the Plan, Optionee agrees to make such arrangements as the Administrator may require for the satisfaction of all federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as the Administrator may in its discretion determine.

(iii)The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

4.Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a)cash or check delivered on and dated no later than the date of exercise; or

(b)if the Company (in its sole discretion, at the time) is at such time permitting “same day sale” cashless brokered exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the exercise price (and applicable withholding taxes); or

(c)if the Notice expressly authorizes Optionee to use the net-exercise method, delivery of a properly executed net-exercise notice on a form provided by the Company.

5.Termination of Relationship; Early Termination of Option.  Following the date of cessation of Optionee’s Continuous Service for any reason (the “Termination Date”), Optionee may exercise the Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee is not allowed to exercise this Option during the Termination Period set forth in the Notice, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, the Option shall terminate in its entirety. In no event may any Option be exercised after the Expiration Date of the Option as set forth in the Notice.

(a)Termination.  In the event of termination of Optionee’s Continuous Service other than as a result of Optionee’s disability or death or for Cause (as defined in the Plan), Optionee may, to the extent Optionee is vested in the Option Shares at the Termination Date, exercise this Option during the Termination Period set forth in the Notice.

(b)Other Terminations of Relationship.  In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise the Option only as described below:

(i)Termination upon Disability of Optionee.  In the event of termination of Optionee’s Continuous Service as a result of Optionee’s disability, Optionee may, but only within twelve months from the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii)Death of Optionee.  In the event of the death of Optionee (a) during the term of this Option and while an employee (including officers) or Director of, or consultant or advisor to, either the Company or an Affiliate and having been in Continuous Service since the date of grant of the Option, or (b) within three months after Optionee’s Termination Date (but only if such cessation of services was not as a result of voluntary termination by the Optionee or for Cause), the Option may be exercised at any time within twelve months following the date of death by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was vested in the Option as of the Termination Date.

(iii)Termination for Cause.  In the event Optionee’s Continuous Service is terminated for Cause, the Option shall terminate immediately upon such termination for Cause as set forth in Section 6.8 of the Plan. In the event Optionee’s employment or consulting relationship with the Company is suspended pending investigation of whether such relationship shall be terminated for Cause, all Optionee’s rights under the Option, including the right to exercise the Option, shall be suspended during the investigation period. The Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of this Section 5(b)(iii), including such procedures and actions as are required to cause Optionee to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Optionee’s Continuous Service and, if such Shares have been transferred by the Optionee, to remit to the Company the value of such transferred Shares.

(c)Termination of Option.  This Option may terminate before its Expiration Date and before the dates specified under Section 5(a) and (b) above under certain circumstances as set forth in Section 12.2 of the Plan.

6.Non-Transferability of Option.  Except as otherwise set forth in the Notice, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to qualified domestic relations orders under Applicable Laws and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7.Tax Consequences.

(a)The Company has not provided any tax advice with respect to this Option or the disposition of the Shares. Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, vesting, assignment, release, cancellation or any other disposal of this Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. Optionee should also take advice in respect of the taxation indemnity provisions under Section 8 below. The per share Exercise Price of the Option is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Internal Revenue Code Section 409A; but Optionee absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

(b)If any payment or benefit Optionee will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment (a “Payment”) shall be equal to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Optionee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for Optionee.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

  Unless Optionee and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder.  The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to Optionee and the Company within 15 calendar days after the date on which Optionee’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by Optionee or the Company) or such other time as requested by Optionee or the Company.

If Optionee receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of this Section and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, Optionee agrees to promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of this Section) so that no portion of the remaining Payment is subject to the Excise Tax.  For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) or clause (x) of this Section, Optionee shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

8.Optionee’s Taxation Indemnity.

(a)To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares.

(b)The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

9.Data Protection.

(a)To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Optionee and to transfer this data to certain third parties such as brokers with whom Optionee may elect to deposit any share capital under the Plan. Optionee consents to the Company (or its payroll administrators) collecting, holding and processing Optionee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)Optionee understands that Optionee may, at any time, view Optionee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Optionee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Optionee.

10.Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

11.Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

EXHIBIT A

Biocept, Inc.

2013 Amended and Restated Equity Incentive Plan

FORM OF EXERCISE NOTICE AND STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of __________, by and between Biocept, Inc., a Delaware corporation (the “Company”), and __________ (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2013 Amended and Restated Equity Incentive Plan (the “Plan”).

1.Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase __________ shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted __________, __________ (the “Option Agreement”). The purchase price for the Shares shall be $________ per Share for a total purchase price of $__________.  The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.Time and Place of Exercise.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement subject to the conditions stated in and the other provisions of the Option Agreement, including Section 3(b) thereof. On or forthwith after such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the exercise price therefor on such date by Purchaser by any method listed in Section 4 of the Option Agreement.

3.Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

4.Repurchase Option on Termination For Cause.  Purchaser acknowledges that in the event of termination of Purchaser’s Continuous Service for Cause, the Administrator shall have authority to effect such procedures and take such actions as are necessary to carry out the legal intent of Section 9(b)(iv) of the Option Agreement, including such procedures and actions as are required to cause Purchaser to return to the Company Shares purchased under the Option that have been purchased or that vested within six months of the events giving rise to the for-Cause termination of Purchaser’s Continuous Service and, if such Shares have been transferred by the Purchaser, to remit to the Company the value of such transferred Shares.

5.Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following (provided, that the representation in subsections (b), (c), (d), (e) and (f) shall be applicable if and only if the Shares are not registered under the Securities Act on Form S-8):

(a)Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(b)Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(c)Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(d)Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(e)Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (e), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (f) below.

(f)Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g)Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(h)Purchaser understands that the per share “Exercise Price” for the Shares is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant and that the Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. Purchaser understands that if the IRS does not agree and asserts that the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Purchaser, including interest and penalties under Internal Revenue Code Section 409A; but Purchaser absolves and releases the Company and its directors from any claims should there be any such taxes, interest or penalties.

6.Restrictive Legends and Stop-Transfer Orders.

(a)Legends.  If the Shares have not been registered under the Securities Act on Form S-8, the certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED UNLESS EFFECTED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR UNDER ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT OF 1933 (AS

TO WHICH AVAILABILITY THE COMPANY MAY REQUIRE THE SELLER/TRANSFEROR TO PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

(b)Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

8.Tax Consequences.  Purchaser should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, issuance, purchase, retention, assignment, release, cancellation, sale or any other disposal of the Shares (each, a “Trigger Event”). Participant should also take advice in respect of the taxation indemnity provisions under Section 9 below.

9.Purchaser’s Taxation Indemnity.

(a)To the extent permitted by law, Purchaser hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Purchaser’s country or citizenship and/or residence to the extent arising from a Trigger Event.

(b)The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Purchaser has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Shares Tax Liability”), or Purchaser has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Shares Tax Liability will be recovered from Purchaser within such period as the Company may then determine.

10.Data Protection.

(a)To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Purchaser and to transfer this data to certain third parties such as brokers with whom Purchaser may elect to deposit any share capital under the Plan. Purchaser consents to the Company (or its payroll administrators) collecting, holding and processing Purchaser’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)Purchaser understands that Purchaser may, at any time, view Purchaser’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Purchaser’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Purchaser.

11.Miscellaneous.

(a)Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by email or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

The parties have executed this Exercise Notice and Stock Purchase Agreement as of the date first set forth above.

COMPANY:
BIOCEPT, INC. By: Name: Title:
PURCHASER:
(Signature) (Printed Name) Address:

RECEIPT

The undersigned hereby acknowledges receipt of Certificate No. ____ for __________ shares of Common Stock of Biocept, Inc.

Dated:

Purchaser

RECEIPT

Biocept, Inc. (the “Company”) hereby acknowledges receipt of check in the amount of $__________ given by __________ as consideration for Certificate No. __________ for __________ shares of Common Stock of the Company.

Dated:

BIOCEPT, INC. By: Name: Title:

BIOCEPT, INC.

2013 Amended and Restated Equity Incentive Plan

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Biocept, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Biocept, Inc. 2013 Amended and Restated Equity Incentive Plan, (the “Plan”) pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Committee (or the Board) has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein, and accordingly has so granted.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Restricted Stock Units.

1.1Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Restricted Stock Units (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan.  Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

1.2The Restricted Stock Units shall be credited to the Grantee on the books and records of the Company.  All amounts credited to the Grantee shall continue for all purposes to be part of the general assets of the Company.

2.Consideration.  The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3.Vesting.

3.1Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the following schedule:

Vesting Date	Number of Restricted Stock Units That Vest
[VESTING DATE 1]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]

[VESTING DATE 2]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]

Once vested, the Restricted Stock Units become ”Vested Units.”

3.2Except as provided in the next sentence, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock Units have vested, the Grantee’s unvested Restricted Stock Units (except for unvested Restricted Stock Units which vest simultaneously with such termination) shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee with respect to such unvested Restricted Stock Units.

The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates under the circumstances and during the period as specified in Section 12.1(a) of the Plan pertaining to a “double trigger,” or terminates as a result of the Grantee’s death or Disability, then (subject to Section 10.2) 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

4.Restrictions.  Subject to any exceptions set forth in this Agreement or the Plan, from the Grant Date until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.Rights as Stockholder.

5.1The Grantee shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until and except to the extent that (a) such Restricted Stock Units have become Vested Units and (b) such Vested Units are settled by the issuance of shares of Common Stock.

5.2Upon and following the settlement of the Vested Units, the Grantee shall be the record owner of the shares of Common Stock which had underlain the Vested Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

6.Settlement of Restricted Stock Units.

6.1Subject to Section 9 hereof, promptly following the Trigger Date, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units; and (b) enter the Grantee’s name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Grantee.  The “Trigger Date” means the earliest of (a) [DATE-CERTAIN TRIGGER DATE], (b) the date of a “double trigger” termination of Continuous Service under the circumstances and during the period as specified in Section 12.1(a) of the Plan (but only in the event that the Change in Control which is one of the triggers in such “double trigger” termination of Continuous Service is an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations and other guidance promulgated thereunder and/or that such qualifying termination of Continuous Service which is the other trigger in such “double trigger” termination of Continuous Service is a “separation from service” as described in Section 409A(a)(2)(A)(i) of the Code and the regulations and other guidance promulgated thereunder), (c) the date the Grantee’s Continuous Service terminates as a result of the Grantee’s Disability (but only, in such case, in the event that such termination of Continuous Service is due to the Grantee becoming “disabled” as described in Section 409A(a)(2)(C) of the Code and the regulations and other guidance promulgated thereunder) or death, or (d) upon verification by the Committee as such and a determination by the Committee, as a matter of grace, to allow such to be a Trigger Date, the date of an unforeseeable emergency as described in Section 409A(a)(2)(A)(vi) of the Code and the regulations and other guidance promulgated thereunder, but only to the extent necessary to satisfy such emergency and to pay taxes reasonably anticipated as a result thereof after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Grantee’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) (determined in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the regulations and other guidance promulgated thereunder).

6.2If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee’s separation from service and (b) the Grantee’s death.

7.No Right to Continued Service.  Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

8.Adjustments.  If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

9.Tax Liability and Withholding.

9.1The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation (or other) obligations paid or payable to the Grantee pursuant to the Plan, the amount of any required employee-side withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Committee shall require, as a precondition to the issuance and delivery of shares of Common Stock hereunder, that the Grantee have paid the Company in cash an amount equal to 100% of all federal, state and local employee-side withholding taxes associated with the Restricted Stock Units or the issuance and delivery of shares of Common Stock hereunder; provided, however, that subject to the discretion of the Committee, the Committee may instead determine to allow the Grantee to satisfy this sentence’s requirement for payment of all federal, state and local employee-side tax withholding obligation by any of the following means (if so expressly allowed) or by a combination of such means expressly allowed, in any event totaling in value 100% of such amount: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Grantee, provided both the Company and the Grantee actually and reasonably believe cash compensation sufficiently large will become payable to the Participant within 45 days; (b) tendering a partial cash payment; (c) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the Restricted Stock Units, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by Applicable Law; or (d) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.  Common Stock so withheld or delivered would be valued at its Fair Market Value as of the date of measurement of the amount of income subject to withholding.  It is understood that the Committee may in its discretion decline to allow any or all of such alternative methods, and indeed may in its discretion require actual full cash payment in advance.

9.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10.Confidentiality Obligations; Non-solicitation.

10.1In consideration of the Restricted Stock Units, the Grantee agrees and covenants not to, directly or indirectly, solicit, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for 12 months following the Grantee’s termination (due to whatever reason or cause) of Continuous Service.

10.2If the Grantee breaches the covenant set forth in Section 10.1 or commits an intentional and non-trivial breach of any written confidential information and/or intellectual property assignment agreement with the Company:

(a)all unvested Restricted Stock Units shall be immediately forfeited; and

(b)the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary, preliminary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security.  The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

11.Compliance with Law.  The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any securities exchange on which the Company’s shares of Common Stock may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

12.Notices.  Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review.  The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15.Restricted Stock Units Subject to Plan.  This Agreement is subject to the Plan, as it may be amended from time to time.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and any assigns and will inure to the benefit of the Grantee and the Grantee’s executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

17.Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.Discretionary Nature of Plan.  The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any other Restricted Stock Units or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

19.Amendment.  The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that no such amendment, alteration, suspension, discontinuance or cancellation shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

20.Section 409A.  This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

21.No Impact on Other Benefits.  The value of the Grantee’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

22.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23.Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor before such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement as of the Grant Date.

BIOCEPT, INC.

By:
Name:
Title:

[NAME]